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                                  SCHEDULE 14A
                             (Reg. (S) 240.14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.            )

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the Commission

[ ]  Definitive Proxy Statement               Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S)240.14a-12

                               GUEST SUPPLY, INC.

                (Name of Registrant as Specified In Its Charter)
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
(5) Total fee paid:


[ ] Fee paid previously with preliminary materials:
________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

________________________________________________________________________________
 (2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________
 (3)  Filing Party:

________________________________________________________________________________
 (4)  Date Filed:

________________________________________________________________________________


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[GUEST SUPPLY LOGO]

                                                                January 19, 2001

    Dear Fellow Shareholder:

       You may have recently received correspondence from BFMA Holding Corporation, the parent company of Guest Supply's principal competitor, Marietta Corporation. BFMA is attempting to elect two of its nominees as Class C directors at our next Annual Meeting of Shareholders. We urge you to reject BFMA's opportunistic advances and would also like to address misleading statements made by BFMA that affect the investment decisions of all Guest Supply shareholders.

      . BFMA says it is "prepared" to make an offer to acquire Guest Supply at $21 per share, but, contrary to their claims, has NOT demonstrated the ability to finance a purchase at this price. In fact, Guest Supply's investment bankers asked to see BFMA's financing proposals and those requests were refused.

      . Guest Supply's anti-takeover devices are in place to protect ALL shareholders from coercive takeover attempts. As BFMA must know, it is not precluded from making an appropriate offer conditioned on the lifting of the anti-takeover devices (as is commonly done when a company has adopted anti-takeover provisions).

      . In 1988, when Mr. Stanley took over as President and CEO, Guest Supply's Common Stock price was approximately $3.00 per share. Today, the price is over $18.00 per share, which represents an increase in value of approximately 600%. In fiscal 2000, Guest Supply's share price appreciated 30%.

      . From January 1988 to the present, the Company's stock price performance has kept pace with the performance of the Dow Jones Industrial Average and the S&P 500 Index and has substantially exceeded the performance of the Russell 2000 Index and the S&P Lodging and Hotels Index.

      . BFMA's assertion that Mr. Stanley has created roadblocks to having substantive discussions with other interested parties is simply not true.

      . Contrary to BFMA's statements, Marietta and Guest Supply are very significant competitors. Indeed, Marietta is Guest Supply's principal competitor in the $250 million hotel amenities market, and it is Guest Supply's intense competition with Marietta that has made that market highly competitive.

      . We believe that the track record of BFMA's President and Chairman, Barry Florescue, as detailed in our last letter to shareholders, should lead shareholders to question
         BFMA's true motivation.

      . We believe that BFMA's nominees for the Guest Supply Board of Directors would face conflicts of interest arising from their long service as directors of BFMA and Marietta, and, in Mr. Delany's case, from Delany Capital Management
         Corp.'s investment in Marietta. We believe that the incumbent directors will be able to pursue the goal of maximizing shareholder value more effectively than nominees who have been affiliated with our principal competitor.
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--------------------------------------------------------------------------------

      Your Board of Directors urges you not to take any action concerning BFMA's nominees until you have had a chance to review Guest Supply's proxy materials. We urge you to read and compare these materials carefully and then decide who is truly acting independently in your best interests.

      The Board also recommends that shareholders throw away BFMA's BLUE proxy card and wait for the WHITE proxy card from Guest Supply.
--------------------------------------------------------------------------------

    Guest Supply's Annual Meeting of Shareholders will be held at 10:00 a.m. on March 9, 2001, at the Novotel Hotel, 100 Independence Way, Princeton, New Jersey. The Guest Supply Board of Directors urges all shareholders to review the Company's Proxy Statement, containing detailed reasons why you should not vote in favor of BFMA's nominees.

                                          Sincerely,

                                          /s/ Clifford W. Stanley
                                          Clifford W. Stanley
                                          Chairman, President & Chief
                                           Executive Officer

GUEST SUPPLY, INC. AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GUEST SUPPLY SHAREHOLDERS. THE DIRECTORS AND EXECUTIVE OFFICERS OF GUEST SUPPLY INCLUDE: CLIFFORD W. STANLEY, TERI E. UNSWORTH, PETER L. RICHARD, EDWARD J. WALSH, THOMAS M. HAYTHE, GEORGE
S. ZABRYCKI, AND PAUL XENIS. COLLECTIVELY, AS OF DECEMBER 1, 2000, THE DIRECTORS AND NAMED EXECUTIVE OFFICER OF GUEST SUPPLY BENEFICIALLY OWNED APPROXIMATELY 14% OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. SHAREHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING GUEST SUPPLY'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT THAT WILL BE FILED BY GUEST SUPPLY RELATING TO GUEST SUPPLY'S 2001 ANNUAL MEETING WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when it is filed) and other documents filed by Guest Supply with the Securities Exchange Commission at the Commission's web site at www.sec.gov. The proxy statement and such other documents, when filed by Guest Supply with the SEC, may also be obtained for free from Guest Supply, Inc. by directing such request to: MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York, U.S.A., 10010 or by calling 800-322-2885.